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      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading "Independent Registered Public Accounting Firm".

/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 25, 2004